Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-80567, 333-58032, 333-106843 and 333-133765 on Form S-8 of our report dated December 11, 2007, relating to the financial statements of Mitek Systems, Inc., appearing in this Annual Report on Form 10-KSB of Mitek Systems, Inc. for the year ended September 30, 2007.

/s/ Mayer Hoffman McCann P.C.

San Diego, California
December 11, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-3888, 333-23707, 333-80567, 333-58032 and 333-106843 of Mitek Systems, Inc. of our report dated December 19, 2006 on the financial statements for the year ended September 30, 2006, appearing in this Annual Report on Form 10-KSB of Mitek Systems, Inc.

/s/ Stonefield Josephson, Inc.
Stonefield Josephson, Inc.
Los Angeles, California
December 6, 2007